Exhibit 10.7

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
AGREEMENT FOR THE SUPPLY OF MODERATION SERVICES
     This agreement (“Agreement”) is made as of 31 January 2005 (the “Effective Date”) by and between LiveWorld, Inc. (“LIVEWORLD”), a Delaware corporation, with principal offices at 170 Knowles Drive, Suite 211, Los Gatos, California 95070 and AOL (UK) Ltd (“AOL”), a limited company registered in England under company number 03462696 with its registered office address at 80 Hammersmith Road, London, W14 8UD. Each of LIVEWORLD and AOL is sometimes referred to herein as a “Party”.
     NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:
SECTION 1. DEFINITIONS. Unless otherwise specified, capitalized terms used in this Agreement shall have the meanings attributed to them in Appendix A.
SECTION 2. SCOPE OF MODERATION SERVICES.
     2.1. Moderation Services. LIVEWORLD shall perform the moderation services relating to AOL Kids and Teens message boards and chat rooms of the AOL UK Service as set out in Appendix B (collectively “Moderation Services”) in accordance with AOL’s instructions and the terms and conditions of this Agreement, including without limitation, Appendix B. Additional services may be requested by AOL during the term of this Agreement (collectively “Additional Moderation Services”). Any such requests for Additional Moderation Services shall be set forth in writing and shall be only effective upon the Parties entering into a change order (each a “Change Order”) amending the scope of services provided by LIVEWORLD and duly signed by the authorised representatives of both Parties. For the purposes of this Agreement, the Moderation Services and any Additional Moderation Services shall be collectively referred to as “Services”.
     2.2. Change Orders. Each Change Order, when executed by authorised representatives of both Parties and attached to this Agreement, shall incorporate, without further reference, the terms and conditions set forth herein. Each Change Order shall set forth such additional fees as mutually agreed to reflect the changes to the moderation requirements requested by AOL.
     2.3. Performance of Services. AOL shall require LIVEWORLD’s personnel to observe at all times the security and safety policies of AOL. LIVEWORLD, in conjunction with its personnel, will control and direct the method, details and means of performing the Services. LIVEWORLD shall also furnish all equipment and materials used to perform the Services, including but not limited to telephone lines, personal computers and modems. AOL shall use commercially reasonable efforts to make available such information and assistance as the Parties deem necessary to enable LIVEWORLD to perform the Services hereunder. AOL shall provide or reimburse LIVEWORLD for each secure ID dongle required for LIVEWORLD to implement any AOL required secure access AOL accounts.
     2.4 Compliance with Applicable Law. LIVEWORLD shall ensure that LIVEWORLD and its Assistants (as defined in section 3 below) shall comply with all applicable laws and regulations and AOL’s then-current Conditions of Service (“COS”) in performing the Services, as well as any other applicable AOL policies as may be notified to LIVEWORLD from time to time.

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SECTION 3. PERSONNEL. The personnel assigned by LIVEWORLD to perform the Services will be qualified to perform the assigned duties and available to perform the tasks assigned them in a timely and responsive manner. In addition, any personnel performing Services hereunder shall comply with any and all specific requirements set forth in this Agreement and any subsequent Change Order(s). From time to time, LIVEWORLD may, subject to the terms and conditions set forth in this Agreement, engage employees, independent contractors, consultants, volunteer assistants or other persons or entities (collectively, “ssistants”) to aid LIVEWORLD in performing LIVEWORLD’s duties under this Agreement. AOL has no relationship with or to such Assistants and such Assistants are not employees, agents, consultants, representatives, assistants or independent contractors of AOL. LIVEWORLD shall be fully and solely responsible for the supervision and payment of such Assistants and for all work performed by such Assistants and any third party subcontractors approved by AOL as provided in this Agreement.
SECTION 4. FEES; REIMBURSEMENT OF EXPENSES.
     4.1 Appendix C and any subsequent Change Order(s) shall set forth the fees due for the Services to be provided hereunder and LIVEWORLD agrees to invoice AOL in accordance with the basis as set forth in Appendix C and any applicable Change Order(s).
     4.2 AOL shall pay LIVEWORLD for reasonable, actual out-of-pocket expenses incurred by LIVEWORLD in its performance of the Services provided that (i) AOL has given its prior written consent for any such expenses; (ii) the expenses have been detailed on a form acceptable to AOL and submitted to AOL for review and approval; and (iii) at AOL’s request, LIVEWORLD will provide copies of supporting documentation as may be reasonably appropriate for AOL or its accountants to confirm the nature and amount of any such expenses.
SECTION 5. ACCOUNTS; SOFTWARE TOOLS; USE OF AOL NETWORK.
     5.1. Accounts. AOL will provide LIVEWORLD with the AOL accounts for the AOL UK Service as needed and for the exclusive purpose of enabling LIVEWORLD and its Assistants to perform LIVEWORLD’s duties under this Agreement. The account(s) shall be of the type determined by AOL to be necessary for LIVEWORLD to perform its duties hereunder. LIVEWORLD shall be responsible for any premium charges, transaction charges, communication surcharges or other charges incurred by any such account(s), other than AOL’s standard monthly subscription charge. LIVEWORLD shall be responsible for the actions taken under or through its account(s), which actions shall be subject to AOL’s then-applicable COS. Upon termination of this Agreement, the account(s), and any associated usage credits and related screen names or similar rights, shall automatically terminate. AOL shall have no liability for loss of data or content related to termination of any account.
     5.2. Software Tools. AOL shall determine in its sole discretion, which of its proprietary software tools (each a “Tool”) shall be made available to LIVEWORLD in order for LIVEWORLD to perform its duties hereunder. LIVEWORLD shall be granted a non exclusive licence to use any such Tool, which licence shall be subject to: (i) LIVEWORLD’s compliance with all rules and regulations relating to use of the Tools as published from time to time by AOL, (ii) AOL’s right to withdraw or

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modify such licence at any time, and (iii) LIVEWORLD’s express recognition that AOL provides all Tools on an “as is” basis, without warranties of any kind.
     5.3. Use of AOL Network. In addition to any specific requirements set forth in Appendix B or any Change Order(s), LIVEWORLD shall not use any AOL Member information except as specifically required to perform its obligations under this Agreement. Any and all AOL Member information shall be considered Confidential Information under this Agreement.
SECTION 6. PUBLICITY; STATEMENTS TO THIRD PARTIES; AOL TRADEMARKS.
     6.1. Publicity. LIVEWORLD agrees that it will not, without the prior written consent of AOL, use in advertising, publicity, or otherwise, the name of AOL, or refer to the existence of this Agreement in press releases, advertising or materials distributed to prospective customers Provided however that LIVEWORLD may disclose AOL as a client for the purpose of meeting LIVEWORLD’S legal obligations as a public company to disclose its clients and material events. Unless otherwise approved by AOL, this disclosure will only take the form of “AOL (UK) Limited “ being included in a list of LIVEWORLD clients provided in SEC filings and//or boilerplates of press releases.
     6.2. Statements to Third Parties and Non-solicitation. (a) During the term of the Agreement, LIVEWORLD shall not make, publish or otherwise communicate, or cause to be made, published or otherwise communicated, any deleterious remarks whatsoever to any third parties concerning AOL or its affiliates, directors, officers, employees or agents, including without limitation AOL’s business projects, business capabilities, performance of duties and services or financial position. (b) Each party hereto agrees that throughout the term of this Agreement, and any extensions or renewals of this Agreement, and for a period of twelve (12) months after the latest of expiration or termination of this Agreement or any extensions or renewals thereof, neither party shall solicit or attempt to induce any employees of the other party to work for it or any of its affiliates, in any capacity.
     6.3. AOL Trademarks. LIVEWORLD shall have no right to use any AOL trade name, trademark or service mark without AOL’s prior written consent.
SECTION 7. PROPRIETARY RIGHTS.
     7.1 Unless otherwise specified in Appendix B or any Change Order(s), all Work Product is the property of AOL and all title and interest therein shall vest in AOL and shall be deemed to be made in the course of the Services rendered hereunder. To the extent that title to any Work Product may not, by operation of law, vest in AOL, LIVEWORLD hereby irrevocably assigns to AOL all right, title and interest in and to any Work Product. All Work Product shall belong exclusively to AOL, and AOL shall have the right to obtain and to hold in its own name, copyrights, registrations, patents, or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. LIVEWORLD agrees to give AOL and any person designated by AOL such reasonable assistance, at AOL’s request and expense, as is required to perfect, secure and protect AOL’s intellectual property and other rights set forth in this Section 7, including but not limited to executing all documents necessary to perfect, secure and protect such rights.

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SECTION 8. REPRESENTATIONS AND WARRANTIES.
     8.1. LIVEWORLD’s Representations and Warranties.
     (a) LIVEWORLD represents and warrants that it has all requisite power and authority to execute and deliver this Agreement and to perform the Services hereunder and that the execution and delivery of this Agreement will not cause a default under an agreement with any third party. This Agreement constitutes a valid and binding obligation of LIVEWORLD and is enforceable against LIVEWORLD in accordance with its terms and conditions.
     (b) LIVEWORLD represents and warrants that the Services shall be performed in good and work-person like manner and with professional diligence and skill by qualified and competent professional, in accordance with the highest industry standards.
     (c) LIVEWORLD further represents and warrants to AOL that (i) LIVEWORLD is not under any pre-existing obligation inconsistent with the provisions of this Agreement; and (ii) the Services to be performed under this Agreement and the results thereof, including without limitation Work Product, will be the original work of LIVEWORLD, free and clear of any claims or encumbrances of any kind, and will not infringe any patent or copyright or other proprietary right or violate any trade secret right of any person or entity; and (iii) any Work Product provided in electronic form will not include any computer instructions whose purpose is to disrupt or damage or interfere with the use of computer and telecommunications facilities or to perform functions which are not an appropriate part of the functionality of the Deliverables and whose intended result is to disrupt processing.
     8.2. AOL’s Representations and Warranties. AOL represents and warrants that it has all requisite power and authority to execute and deliver this Agreement and that the execution and delivery of this Agreement will not cause a default under an agreement with any third party. This Agreement constitutes a valid and binding obligation of AOL and is enforceable against AOL in accordance with its terms and conditions.
SECTION 9. INDEMNIFICATION.
     9.1 Indemnification by LIVEWORLD. LIVEWORLD shall indemnify, defend and hold harmless AOL and its officers, directors, employees, affiliates, distributors, franchisees, and agents against and from any and all loss and third party claims, demands, liabilities, costs or expenses, including without limitation reasonable attorneys’ fees and expenses (collectively, “Liabilities”) resulting from (a) actual or alleged infringement by any Work Product of any copyright, patent, trade secret, trademark or other proprietary rights of any third party; (b) the payment of compensation or salary asserted by any Assistant of LIVEWORLD; (c) any determination that LIVEWORLD or its Assistants is/are not an independent contractor or litigation determining a change of LIVEWORLD’s independent contractor status, including liability for taxes and other penalties assessed upon AOL because of LIVEWORLD’s change or lack of independent contractor status.; (d) LIVEWORLD’s material breach of any obligation, duty, representation or warranty contained in this Agreement or any Change Order(s); and (e) the negligence of LIVEWORLD and/or its Assistants.

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Indemnification by AOL. AOL shall defend, indemnify and hold harmless LIVEWORLD, its officers, directors, agents, affiliates, distributors, franchisees and employees from any and all Liabilities resulting from actual or alleged infringement of any patent, copyright or other property right (including, but not limited to misappropriation of trade secrets) based on any proprietary materials with respect to which AOL has a copyright, patent or trademark right furnished by AOL to LIVEWORLD specifically for inclusion in the Work Product or materials (excluding any claim for infringement arising out of the combination of such proprietary AOL materials with LIVEWORLD’S materials, software, programs or services or otherwise not relating exclusively to such AOL provided materials).
     9.2 Indemnification Procedures. In connection with any claim that is subject to indemnification under Section 9.1, AOL reserves the right, at its own cost, to assume the exclusive defence and control of any matter otherwise subject to indemnification by LIVEWORLD hereunder.
     9.3 Additional Procedure in Connection with Infringement Claims. If LIVEWORLD determines, in its sole discretion, that a claim of infringement is likely or if infringement is held to exist, or if injunctive relief is granted to a claimant, LIVEWORLD may, at its own expense and at its option, either (i) supply to AOL revisions to the infringing material so as to make it no infringing while retaining like capability or substitute other no infringing material of like capability, or (ii) procure for AOL, at no additional expense to AOL, the right to continue using, reproducing, adapting, distributing, performing and displaying the infringing material to the extent permitted by this Agreement, or (iii) if LIVEWORLD is not reasonably able to supply revisions or otherwise secure AOL the right to continue using, reproducing, adapting, distributing, performing and displaying infringing material, terminate the licence to the applicable infringing material without liability except that in connection with such termination LIVEWORLD shall refund to AOL any applicable fees paid hereunder for such infringing material.
SECTION 10. TERM AND TERMINATION.
     10.1. Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of [***] months from the Launch Date (the “Initial Term”). Thereafter this Agreement shall renew automatically for subsequent [***] month periods until terminated in accordance with the terms of this Agreement unless either Party provides the other with a written notice of non-renewal not less than [***] days prior to the end of the Initial Term or subsequent terms (as appropriate).
     10.2. Termination.
(a)	Either Party may terminate this Agreement immediately if one or more of the following events occur: (i) the other Party materially breaches this Agreement and fails to cure such breach within [***] days of written notice to the breaching Party of such breach, including without limitation, failure to make any required payments hereunder; (ii) the other Party becomes insolvent, files a petition in bankruptcy, or makes an assignment for the benefit of its creditors.

(b)	Notwithstanding anything to the contrary herein or in any Schedule, after the expiry of the first [***] months of the Initial Term, either party may terminate this Agreement or any Change Order(s) for any reason by giving LIVEWORLD [***] days’ prior written notice.

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     10.3. Effect of Termination. Upon termination of this Agreement for any reason, LIVEWORLD shall promptly deliver to AOL all work-in-progress, including without limitation any Work Product, and all tangible embodiments of Confidential Information (as defined in clause 12.10 below). Within [***] days of termination, LIVEWORLD will submit to AOL an itemized invoice for any unpaid fees or expenses properly payable by AOL in accordance with the Agreement. AOL, upon payment of amounts so invoiced, shall thereafter have no further liability or obligation to LIVEWORLD whatsoever for any further fees or expenses arising under the Agreement. In preparation for termination of this Agreement, LIVEWORLD shall, at AOL’s request, (i) provide commercially reasonable assistance, free of charge, to ensure a smooth and timely transition of AOL’s moderation requirements for AOL’s Kids and Teens to AOL or another provider of moderation services; and (ii) continue to provide the Services at the charges then in effect up to the date of termination of this Agreement.
SECTION 11. LIMITATION OF LIABLITY. NEITHER PARTY OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR PARTNERS SHALL BE LIABLE TO THE OTHER, OR ANY OTHER PARTY, FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING IN ANY MANNER FROM THE ACTIVITIES CONTEMPLATED BY THIS AGREEMENT, WHETHER UNDER CONTRACT, TORT, OR ANY OTHER CAUSE OF ACTION, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.
SECTION 12. MISCELLANEOUS PROVISIONS.
     12.1 Notices. All notices, requests and other communications called for by this Agreement shall be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if made by confirmed facsimile, personal delivery to the Party to whom the same is directed; (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iii) five (5) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail deliver for which a receipt is available. In the case of AOL, such notices shall be provided to the Senior Vice President for Business Affairs and to the General Counsel (fax no. +44 (0) 20 7348 8663), at the address set forth in the first paragraph of this Agreement. In the case of LIVEWORLD, such notices shall be provided to Peter Friedman, CEO, LiveWorld, Inc, 170 Knowles Drive, Suite 211, Los Gatos, California 95032, Fax: (1 (408) 871-5300) or to such other contact points as either Party shall specify by written notice to the other.
     12.2 Independent Contractors. Nothing in this Agreement shall be construed to establish any kind of employee-employer, franchise, joint venture, agency, or partnership relationship between the Parties. Each Party will bear sole responsibility for payment of compensation to its employees and independent contractors. Each Party shall pay and report, for each of its employees, all applicable income tax withholding, social security taxes, and unemployment insurance. Each Party shall bear sole responsibility for the payment of any benefits to any of its employees. Except as otherwise provided herein, each Party shall bear sole responsibility and liability for its employees.
     12.3. Binding Effect and Assignment. LIVEWORLD shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of the Agreement by any successor to LIVEWORLD (including, without limitation, by way of merger,

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consolidation or sale of all or substantially all of LIVEWORLD’s stock or assets) shall be subject to AOL’s prior written approval. Subject to the foregoing, this Agreement will bind and inure to the benefit of each Party’s permitted successors and assigns. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void.
     12.4. Resolution of Disputes. Each Party will act in good faith to resolve disputes and will promptly notify the other Party in the event of any potential claim against such Party.
     12.5. Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of England and Wales. Each Party irrevocably consents to the exclusive jurisdiction of the courts of England and Wales in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.
     12.6. Severability. If any provision of this Agreement is found to be invalid or unenforceable, that provision will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in force.
     12.7. Waiver. No waiver, modification or supplement to the terms of this Agreement, the Moderation Requirements or a Services Supplement or any Change Order shall have any force or effect unless in writing and signed by duly authorized representatives of each Party (appropriate email exchanges will be acceptable). Failure or delay of either Party to this Agreement to enforce, at any time, any of the provisions hereof, or to require at any time performance of any of the provisions hereof or of an applicable Change Order, shall in no way be construed to be a wavier of any provision of this Agreement, the Moderation Requirements or a Services Supplement or a Change Order.
     12.8. Entire Agreement. This Agreement, its Appendices and any duly authorized Services Supplements or Change Orders are the complete and exclusive agreement between the Parties with respect to the subject matter hereto, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter.
     12.9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.
     12.10 Confidentiality
     (a) Definition of Confidential Information. The term “Confidential Information” means any information in any form relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party (the “Disclosing Party”), including, but not limited to, the material terms of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. A Receiving Party may use for any purpose or disclose any material or information that it can demonstrate (i) is or becomes publicly known through no fault of the Receiving Party; (ii) is already lawfully known to or developed independently by the Receiving Party; or (iii) is rightfully obtained by the Receiving Party from a third

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party not obligated to preserve its confidentiality who did not receive the material or information directly or indirectly from the Disclosing Party.
     (b) Use of Confidential Information. A Receiving Party shall not use the Disclosing Party’s Confidential Information for any purpose other than in connection with this Agreement and shall not disclose Confidential Information to any person other than its employees and its independent contractors subject to a non disclosure obligation comparable in scope to this subsection 12.10, which employees and independent contractors have a need to know such Confidential Information. In addition, a Receiving Party shall take reasonable precautions to prevent the unauthorized use or disclosure of Confidential Information, which precautions are no less rigorous than the precautions the Receiving Party takes to prevent the unauthorized use or disclosure of similar information of its own. When a Receiving Party no longer needs Confidential Information for use in connection with this Agreement or upon the Disclosing Party’s request, the Receiving Party shall return to the Disclosing Party or destroy tangible embodiments of Confidential Information.
     (c) Disclosure Conditions. A Receiving Party may disclose Confidential Information to the extent required by a court or other governmental authority, provided that (a) the Receiving Party gives the Disclosing Party notice of the disclosure as soon as possible, (b) the Receiving Party uses reasonable efforts to resist disclosing the Confidential Information, (c) the Receiving Party cooperates with the Disclosing Party on request to obtain a protective order or otherwise limit the disclosure.
     12.11 Survival. The following sections shall survive termination of this Agreement: Section 9 (Indemnification); Section 11 (Limitation of Liability); and this Section 12.
     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

AOL (UK) LIMITED	LIVEWORLD, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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APPENDIX A
DEFINITIONS
     “AOL Member” means an authorized user of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.
     “Assistant” shall have the meaning set forth in Section 3 of this Agreement.
     “AOL Network” means (i) the AOL UK Service and (ii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide (which may include, without limitation, Internet sites promoting AOL products and services and any “offline” information browsing products of AOL or its affiliates).
     “AOL UK Service” means the member only standard UK version of the “AOL” branded service marketed by AOL and provided by AOL affiliates.
“Deliverables” means any deliverable work product and documentation produced by LIVEWORLD for AOL hereunder.
     “Launch Date” means [***] or such other date as mutually agreed to by the Parties and set out in writing.
     “Term” shall mean the period beginning on the Effective Date and ending upon the expiration or earlier termination of this Agreement.
     “Work Product” means all work, services and materials performed or created under this Agreement including Appendix B and any Change Order(s), including but not limited to (i) names, characters, protectible organizational structures, “look and feel”, other “brand” components, and (ii) all materials, writings, products, deliverables developed or prepared for AOL by LIVEWORLD or provided or delivered to AOL by LIVEWORLD or its Assistants pursuant to this Agreement including all moderation manuals and supporting documentation relating to AOL Kids and AOL Teens user groups.

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APPENDIX B
MODERATION, VETTING AND TRAINING REQUIREMENTS
[***]

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APPENDIX C
Fees, Invoicing & Payment
Subject to LIVEWORLD’S compliance with its obligations under this Agreement, AOL agrees to pay LIVEWORLD the fees set out below (collectively the “Fees”):
Fees
1)	Monthly Management Fee
AOL agrees to pay LIVEWORLD a monthly management fee amounting to US[***] (the “Monthly Management Fee”);
2)	Minimum Monthly Moderation Fee
AOL agrees to pay LIVEWORLD a minimum monthly moderation fee of US $[***]/month (the “Minimum Monthly Moderation Fee”) which shall include LIVEWORLD’s provision of up to [***] hours/month of moderation. For the avoidance of doubt, if AOL does not schedule and therefore LIVEWORLD does not deliver a full [***] hours/month, then AOL shall still pay LIVEWORLD the Minimum Monthly Fee of US $[***].
3)	Overage Rate
AOL agrees to pay LIVEWORLD an overage rate (where applicable) amounting to US $[***] per hour (“Scheduled Overage Hours Rate”) for additional moderation hours above the base [***] hours /month (collectively “Scheduled Overage Hours”). AOL acknowledges that additional moderation hours above the base [***] hours /month shall only qualify as Scheduled Overage Hours where AOL has provided LIVEWORLD with an updated and committed schedule of required moderation hours with not less than [***] days lead time.
Where AOL requests additional moderation hours above the base [***] hours /month but such request for additional hours does not qualify as Scheduled Overage Hours (collectively “Unscheduled Overage Hours”), AOL agrees to pay LIVEWORLD an overage rate (where applicable) amounting to US$[***] per hour (“Unscheduled Overage Hours Rate”). The Parties acknowledge that the Unscheduled Overage Hours Rate is payable for hours that exceed the scheduled minimum and Scheduled Overage Hours in any month as the Parties acknowledge that unscheduled hours involve more management work and potential overtime labour charges.
Invoicing
LIVEWORLD agrees that all invoices to be sent to AOL are due on the first day of the month for the coming month in respect of the Services to be performed by LIVEWORLD. On each month’s invoice LIVEWORLD will provide a true up charge or credit as appropriate for any over or under prior billing for the prior month’s Services. If an invoice, or any part thereof, is in bona fide dispute, AOL may only withhold payment of the amount in dispute until such time as the dispute is resolved provided that AOL shall settle all other amounts which are not the subject of a bona fide dispute in accordance with the terms of this Agreement.

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Payment
Subject to AOL’s rights set out above in “Invoicing” section, invoices shall be settled by AOL within [***] days of receipt of each applicable valid and correctly submitted invoice via electronic transfer of funds (with LIVEWORLD to provide AOL with all necessary bank account details).
Fee Increases
For the second year of this Agreement (beginning [***]) and third year of this Agreement (beginning [***]), LIVEWORLD’s fees shall be increased at the maximum rate of [***] from the previous year’s fees.